Exhibit 16.1

May 12, 2017

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re: DirectView Holdings, Inc.

Commission File No. 000-53741

We have read the statements that we understand DirectView Holdings, Inc. will include under Item 4.01 to the Form 8-K report dated May 12, 2017 and agree with such statements so far as they apply to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

D’Arelli Pruzansky, P.A.
D’Arelli Pruzansky, P.A.